EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT dated August 15, 2001 between Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), and John d'Auguste (the "Executive").

                                   WITNESSETH:


     WHEREAS, The Company is engaged in the business of developing laser based medical optical imaging devices; and

     WHEREAS, the Company has the intent to market and sell its products and services to clients and potential clients throughout the world; and

     WHEREAS, the Executive has expertise as a general manager of startups, in the medical device and imaging industries, and in the field of sales and marketing, among others; and

     WHEREAS, the Company wishes to enter into an Employment Agreement to employ the Executive as its President and Executive Officer, charged with all the responsibilities and duties legally required by the State of Florida and to oversee various broad and specific aspects of its business; and

     WHEREAS, in the course of the Executive's employment, the Executive will have access to and acquire knowledge of valuable trade secrets, confidential information and other proprietary information belonging and relating to the Company and its business, and which the Company has a legitimate interest in protecting; and

     WHEREAS, the Company and Executive are willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Employment Agreement (the "Agreement");

     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and condition hereinafter set forth.

     2. TERM & TERMINATION.

          i. Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on August 15, 2001 and ending three years from that date (the "Term").

          ii. Termination without Cause. The Company may terminate the Executive's employment without Cause. Such termination will become effective upon the dated specified in such notice, provided that such date is at least 30 days from the date of specified in such notice. Upon such notice the Executive shall not be entitled to any additional compensation or benefits after his termination date. However, if the Executive is terminated without cause then any options that were scheduled to vest within the next 12 months will vest and will remain exercisable during the next 12 months.


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          iii. Termination for Cause. The Company may terminate the Executive pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination shall become effective upon the giving of such notice. Upon such termination the Executive shall have no right to compensation, commission, bonus, benefits or reimbursement pursuant to this contract, for any period subsequent to the termination. Further the Executive shall have no right to any non-unvested stock options. For purposes of this section, "cause" shall mean; (1) the Executive is convicted of a felony; (2) the Executive, in carrying out his duties hereunder, has been found in a civil action by the Company, to have committed willful gross negligence or willful gross misconduct resulting, in either case, in material harm to the Company; (3) the Executive misappropriates Company funds or otherwise defrauds the Company; (4) the Executive materially breaches any provision of this Agreement;
               (5) the Executive materially fails to perform his duties under section four (4) resulting in harm to the Company.

          iv. Death or Disability. This Agreement will terminate upon the death or disability of the Executive. For purposes of this Section, "disability" shall mean that for a period of six (6) months in any 12-month period the Executive is incapable of substantially fulfilling his duties because of physical, mental or emotional incapacity from injury, sickness or disease. The Executive is not entitled to any compensation or benefits after said date of death or disability.

          v. Special Termination. The executive, with or without a change in title or formal corporate action, shall no longer exercise all of his duties and responsibilities then the Executive, by written notice to the Company, or the Company materially breaches this Agreement.

          vi. Voluntary Termination. The Executive, on 30 days prior written notice to the Company, may terminate his employment voluntarily. Upon such termination, the Company will pay the Executive's compensation through the date of such termination. After such date, the Executive shall no longer be entitled to receive compensation, reimbursement, non-vested stock options or benefits.

          vii. Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 7,8,9,10,11 and 12 shall remain in full force and effect and the provisions of these Sections shall be binding upon the legal representatives, successors and assigns of the Executive.

     3. COMPENSATION.

     1) The Company will pay the Executive an annual base salary of $120,000 per annum in equal semi-monthly installments, salary will be reviewed annually.

     2) During the term of his employment, the Executive shall be entitled to participate in employee benefits plans or programs of the Company, if any, to the extent the Executive is eligible to participate hereunder.

          a) The Executive is entitled to participate in the Company's the Company's 401k retirement savings plan immediately.
          b) The Company's Comprehensive Group Insurance Program maintained by the Company will be available to the Executive after a 90-day probationary period.

     3) The Company will pay up to $10,000 in relocation expenses, upon submission of related receipts.

     4) The Company will pay the Executive a $500 per month car allowance.

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     5) The Executive shall receive incentive options to purchase up to an aggregate of 2,000,000 shares of the Company's common stock at an exercise price of $.77 per share. The options shall vest as follows:

          (i) Options to purchase up to 666,666.66 shares may be exercised after 12 months (August 15, 2002) of continuous employment.
          (ii) Options to purchase up to 666,666.66 shares may be exercised after 24 months (August 15, 2003) of continuous employment.
          (iii) Options to purchase up to 666,666.66 shares may be exercised after 36 months (August 15, 2004) of continuous employment.

     In the event that the Company experiences a change of control, defined as a sale of the Company, the Company is acquired by another company or similar situation, then all options vest immediately. (Please see stock option agreement for specific details.) In the event the Executive is terminated without cause, any options that were scheduled to vest within the next twelve (12) months will vest and remain exercisable during the next twelve (12) months, which period shall commence on the date of termination. In the event the Executive is terminated with cause only that portion of the option exercisable at the time of such termination of employment may thereafter be exercised. It may not be exercised more than three (3) months after said termination or after the expiration of the option, which ever is sooner.


     6) The Executive will be entitled to nine (9) paid holidays and two (2) weeks of vacation during the first year and three weeks of vacation thereafter, without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

     7) After one continuous year of employment by the Executive, if the Executive is still employed with the Company, should the CEO position become available, the Board of Directors will name John d'Auguste as the CEO or, should that not occur, all of the Executive's stock options will immediately vest and remain exercisable per the Option Agreement or for one year, which ever is greater.

     4. DUTIES.

     (a) General Duties. The Executive shall be employed as President of the Company, with duties and responsibilities that are customary for such Executive, including, but not limited to sales and marketing, new customer acquisition, public relations, expanding new products and identifying new markets, subject to the direction of the Company's CEO and as directed by the company by-laws. The Executive will use the standard of care befitting of such an executive in performing his duties and in discharging his responsibilities pursuant to this Agreement, which duties and responsibilities shall be discharged competently, carefully, and faithfully.

     (b) Performance Standards. The CEO of the Company and the Executive will establish performance criteria, including but not limited to strategic goal accomplishments to measure the Executive's performance, that are mutually agreed upon by the Company's Board of Directors. These goals may be changed from time to time as the CEO of the Company, the Executive and the Board of Directors sees fit.

     (c) Extent of Services. The Executive will devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive will not enter the employ of, or serve as a consultant to, or in any way perform any services with or without compensation to any other persons, business or

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organization without the prior consent of the board of directors of the Company;
provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to charitable or similar organizations.



     5. PLACE OF PERFORMANCE. The Executive hereby acknowledges that the Company's existing and potential clients are located throughout the world and that the Company is actively engaged in marketing and selling its products and services to such clients throughout the world.

     6. NON-DISCLOSURE OF INFORMATION. The Executive recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, ("Confidential Business and Technical Information") as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder.

     The Executive will not, during or after the term of his employment by the Company, in whole or in part, disclose such Confidential Business and Technical Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such Confidential Business and Technical Information for his own purposes or for the benefit of any person, firm, corporation or other entity except the Company under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and processes which are then in the public domain provided that the Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent.

     In the event an action is instituted and prior knowledge is an issue, it shall be the obligation of the Executive to prove by clear and convincing evidence that the Confidential Business and Technical Information disclosed was in the public domain, was already known by the Recipient, or was developed independently by the Recipient. The Executive agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and there from, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and upon termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company.

     7. NON-COMPETITION AGREEMENT.

     (a) The Executive acknowledges and agrees that, pursuant to Florida Statute
Section 542.335, based on having access to and acquiring knowledge of highly sensitive and valuable trade secrets, and confidential or proprietary information belonging or relating to the Company, the Executive would be in a position to cause serous and irreparable harm to the Company in the event that, following the termination of his employment hereunder, the Executive were to compete with or be involved in an enterprise which competes with the Company, engages in the same business as the Company, or performs research and development in the field of medical optical imaging.


     (b) Until termination of his/her employment and for a period of 24 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, executive, partner, joint venture, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, covenants that the Executive will not compete with the Company or any of its affiliates in the design, manufacture, construction, offer, sale or marketing of products or services that are competitive with the products or services offered by the

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Company, within the United States or anywhere in the world. The Executive covenants and agrees that during his employment and for a period of 24 months immediately following the termination of such employment, the Executive will not, either individually or in partnership or jointly or in conjunction with any person, firm, business, corporation, partnership joint venture, entity, syndicate or association, as an executive, principal, agent, officer director consultant, advisor, distributor, dealer, contractor, trustee, lender, shareholder or in any manner or capacity whatsoever, directly or indirectly, be employed by, render services to, carry on or be engaged in, or be concerned with or be interested in or advise, lend money to, guarantee the debts or obligations of, or in any manner participate in the management, operation or control of any business which is directly competitive with the business of the Company, engages in the same business as the company or performs research and development in the medical optical imaging field with any entity located anywhere in the world.

     (c) For the purposes of this paragraph a business shall be deemed to be in "direct competition" or "directly competitive" with the Company if such business is engaged in developing, manufacturing, marketing, selling, or distributing medical optical imaging devices.

     8. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its affiliates and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company or its affiliates (collectively referred to as "confidential information"). The Executive acknowledges that such confidential information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. All records, files, materials and confidential information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the board of directors of the Company, unless such confidential information previously shall have become public knowledge through no action by or omission of the Executive.

     9. NON-SOLICITATION OF EXECUTIVES

     The Executive covenants and agrees that while he is employed by the Company and for a period of twenty-four (24) months immediately following the termination of such employment, he will not, directly or indirectly, in any manner whatsoever, on his own behalf, or on behalf of any person, firm, business, corporation, partnership, joint venture, entity, syndicate or association solicit, induce or cause, or attempt to induce or cause any person who was any executive or consultant or in relationship with, or to cease providing services to the Company.

     10.  REASONABLENESS OF CONFIDENTIALITY, NON-COMPETITION AND
          NON-SOLICITATION OBLIGATION AND COVENANTS

     (a) The Executive hereby acknowledges and confirms that the obligations and covenants set out in the above paragraphs are reasonable and necessary to protect the legitimate interests of the Company. Without limiting the generality of the foregoing, the Executive hereby acknowledges and confirms that given, among other things, the nature and international scope of the Company's operations and of the employment duties to be performed by the Executive hereunder, the geographic scope and duration of the restrictions set fourth

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above are reasonable and necessary to protect the legitimate interests of the
Company.

     (b) The Executive further acknowledges and agrees that these obligations and covenants will not preclude him from becoming gainfully employed following their termination of his employment in his/her profession.

     11. INVENTIONS.

     (a) The Executive hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, or in whole part, during the term hereof which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary, or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise wholly or partly from the efforts of the Executive during the term hereof. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive at the Company's expense to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the Executive within one (1) year following the termination of the Agreement shall be deemed to fall within the provisions of the paragraph unless proven by the Executive to have been first conceived and made following such termination.

     (b) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to his/her in consideration of his/her undertakings in this Section 8.

     12. EQUITABLE RELIEF.

     (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board of Directors of the Company, shall leave his employment for any reason and take any action in violation of Section 6, Section 7, Section 8, or Section 9, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in
Section 11(b) below, to enjoin the Executive from breaching the provisions of
Section 6 or Section 7, or Section 8. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 11 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

     (b) Any proceeding or action must be commenced in state court in Broward County, Florida where the Company maintains its principal offices. The Executive and the Company irrevocably and unconditionally submit to the jurisdiction of such court and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waives any claim that any such suit, action or proceeding

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brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy or which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     13. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

     14. SEVERABILITY.

     (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances, as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

     (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     14. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


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                  To the Company:         Imaging Diagnostic Systems, Inc.
                                          6531 N.W. 18th Court
                                          Plantation, Florida 33313


                  To the Executive:       John d' Auguste
                                          c/o Imaging Diagnostic Systems, Inc.
                                          6531 N.W. 18th Court
                                          Plantation, Florida 33313

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     15. COUNTERPART. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     16. ARBITRATION. Except for any controversy or claim seeking equitable relief as provided in Section 11 of this Agreement, any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof or any other dispute between the parties, shall be submitted to one arbitrator and settled by arbitration in Fort Lauderdale, Florida, in accordance with the rules, then obtaining, of the American Arbitration Association. Any reward made by such arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     17. ATTORNEYS FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and expenses.

     18. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     20. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     21. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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     22. WAIVER OF BREACH. A waiver by the Company or the Executive of a breach of any provision of the Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as this 15th day of August 2001.


Imaging Diagnostic Systems, Inc.                  Executive


/s/ Linda B. Grable                               /s/ John d'Auguste
----------------------------                      ---------------------------
Linda B. Grable, Chairman & CEO                   John d'Auguste, President


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